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                                                                    EXHIBIT 23.5

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Devon Energy Corporation

We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908 and 333-85553) on
Form S-8, the Registration Statement (File No. 333-75206) on Form S-4, and the Registration Statements (File Nos. 333-85211, 333-50036, 333-50034 and 333-83156) on Form S-3 of Devon Energy Corporation of our report dated February 5, 2002, relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 2001, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2001 annual report on Form 10-K of Devon Energy Corporation.

The audit report covering the December 31, 2001 consolidated financial statements refers to a change in the method of accounting for derivative instruments and hedging activities and a change in the method of accounting for business combinations and goodwill.


                                       /s/ KPMG LLP

Oklahoma City, Oklahoma
March 18, 2002